UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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MB BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communication relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 5, 2019, by and among BV Financial, Inc. (“BV Financial”), BayVanguard Interim Corp. (“Merger Sub”) and MB Bancorp, Inc. (“MB Bancorp”):

(i)	MB Bancorp, Inc. Press Release.

The communication was first used or made available on September 5, 2019.

For Immediate Release

For more information:

David M. Flair

Co-President and Chief Executive Officer

BV Financial, Inc.

(410) 477-5000

Philip P. Phillips

President and Chief Executive Officer

MB Bancorp, Inc.

(410) 420-9600

BV FINANCIAL, INC. TO ACQUIRE MB BANCORP, INC.

BALTIMORE, MD and FOREST HILL, MD – September 5, 2019 – BV Financial, Inc. (OTC Pink: BVFL), the parent company of BayVanguard Bank, and MB Bancorp, Inc. (OTC Pink: MBCQ), the parent company of Madison Bank of Maryland, announced today that they have entered into a definitive merger agreement whereby BV Financial has agreed to acquire MB Bancorp and its wholly owned bank subsidiary, Madison Bank, in an all-cash transaction.

Under the terms of the merger agreement, MB Bancorp shareholders will receive cash of $15.85 for each share of MB Bancorp, representing aggregate consideration of approximately $31.0 million. The transaction is expected to be accretive to BV Financial’ s 2020 earnings per share.

“This transaction marks another strategic acquisition for BayVanguard Bank as we continue to expand our market share,” said David M. Flair, co-President and Chief Executive Officer of BV Financial. “MB Bancorp provides us entry into the highly attractive Harford County market and brings an attractive customer base,” added co-President and Chief Executive Officer Tim Prindle. “We look forward to leveraging our products and services to clients and prospects across our combined markets.”

“We are very excited about this transaction,” said MB Bancorp President and Chief Executive Officer Phil Phillips. “This combination will be positive for both banks and ensures that local banking will remain in our community. We believe our customers will benefit from expanded locations and additional products offered by BayVanguard.”

There will be no change in the management or board of directors of BV Financial or BayVanguard Bank as a part of the transaction. Upon completion of the transaction, BayVanguard Bank will have approximately $400 million in assets and 10 branch locations.

Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of MB Bancorp’s shareholders. The transaction has been approved by the Boards of Directors of each company and is expected to close in the first quarter of 2020.

Luse Gorman, PC, served as legal advisor to BV Financial. Banks Street Partners, a Performance Trust Company, acted as financial advisor to MB Bancorp, and Kilpatrick Townsend & Stockton LLP served as its legal advisor.

About BV Financial, Inc.

BV Financial, Inc. (OTC Pink: BVFL) is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with six other branches in the Baltimore metropolitan area. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

About MB Bancorp, Inc.

MB Bancorp, Inc. is the parent company of Madison Bank of Maryland. Madison Bank of Maryland is a community-oriented financial institution, dedicated to serving the financial service needs of customers within its market area, which consists of Baltimore and Harford Counties in Maryland. Madison Bank offers a variety of deposit products and provide loans secured by real estate located in its market area. Madison Bank operates out of its main office in Forest Hill, Maryland and has two full-service branch offices located in Aberdeen and Perry Hall, Maryland.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements”. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger, to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on diluted earnings per share and tangible book value, and the effect of the merger on BV Financial’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger may not be timely completed, if at all; that prior to completion of the merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences. Consequently, no forward-looking statement can be guaranteed. Neither BV Financial nor MB Bancorp undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

This press release is not a solicitation of any vote or approval of the BV Financial or MB Bancorp shareholders and is not a substitute for the proxy statement or any other documents which MB Bancorp may send to its shareholders in connection with the proposed merger. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities to be issued in connection with the proposed merger.

In connection with the proposed merger, MB Bancorp will send a proxy statement to its shareholders, as well as other relevant documents concerning the proposed merger. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MB BANCORP ARE URGED TO CAREFULLY READ THE ENTIRE MERGER PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the merger proxy statement (when available) at MB Bancorp’s website at www.mbofmd.com.